Exhibit No. 28(a)(4)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

THE SOLAR FUND, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Maurice L. Schoenwald, being the President and Chairman of the Board of Directors of The Solar Fund, Inc., and David J. Schoenwald, being the Secretary of The Solar Fund, Inc. hereby certify and set forth:

1.           The name of the Corporation is the Solar Fund, Inc.

2.           The certificate of incorporation of The Solar Fund, Inc. was filed with the Department of State on the 17th day of January, 1978.

3.           The certificate of incorporation of The Solar Fund, Inc. was amended by the filing of a certificate of amendment with the Department of state on the forth day of August, 1981.

4.           The certificate of incorporation of The Solar Fund, Inc. was restated by the filing of a restated certificate of incorporation with the Department of State on the second day of September, 1981.

5.           The certificate of incorporation of The Solar Fund, Inc. is hereby amended to:

(a)           Change its name to The Solar and Alternative Energy Fund, Inc.

6.           Paragraph (1) of the restated certificate is amended as follows:

1.           The name of the corporation is The Solar and Alternative Energy Fund, Inc.

7.           The manner in which this amendment to the restated certificate of incorporation of The Solar Fund, Inc. was authorized by the affirmative vote of the sole shareholder, Maurice L. Schoenwald, at a meeting of the shareholder of The Solar Fund, Inc. duly called and held on the eighteenth day of January 1982.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 18th day of January, 1982.

/s/ MAURICE L. SCHOENWALD
Maurice L. Schoenwald:  President Board Chairman

/s/ DAVID J. SCHOENWALD
David J. Schoenwald:  Secretary

VERIFICATION

STATE OF NEW YORK	:
	:	ss.
COUNTY OF NASSAU	:

MAURICE L. SCHOENWALD, being duly sworn, deposes:

Deponent is the President and Chairman of the Board of Directors of The Solar Fund, Inc., a corporation, duly organized under the laws of the State of New York.

Deponent has read the foregoing certificate and knows the contents thereof; the same is true to depondent’s own knowledge, except as to the matters therein alleged upon information and belief, and those matters deponent believe to be true.

The grounds of deponent’s belief as to all matters not stated upon depondent’s own knowledge are as follows;

Secretary of State filing Receipts.

/s/ MAURICE L. SCHOENWALD
Maurice L. Schoenwald
Sworn to before me,

This 20th day of January, 1982

RESOLUTION TO CHANGE THE NAME

OF

THE SOLAR FUND, INC.

Meeting of the stockholder of the Solar Fund, Inc.

WHEREAS, THE SOLAR FUND, INC., is a corporation formed in 1978 under the laws of the State of New York, and

WHEREAS, the corporation The Solar Fund, Inc. was formed for the general purposes of conducting business as a Mutual Fund, and

WHEREAS, the proposed investment activity of the corporation will include Alternative Energy in addition to Solar Energy, and

WHEREAS, the corporation desires that its name better reflect its purposes, and

WHEREAS, the name The Solar and Alternative Energy Fund, Inc. is better suited to such endeavors, and

WHEREAS, the notice to this meeting has been waived by the sole shareholder;

IT IS RESOLVED as follows:

1.           The name of the corporation is to be changed to The Solar and Alternative Energy Fund, Inc.

/s/ MAURICE L. SCHOENWALD
Maurice L. Schoenwald:
President Board Chairman
Sole Shareholder

/s/ DAVID J. SCHOENWALD
David J. Schoenwald:
Secretary

Dated:    Great Neck, NY
January 18, 1982

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

THE SOLAR FUND, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Filed by:
Schoenwald & Schoenwald
295 Northern Blvd.
Great Neck, NY  11021
(516) 466-0808